Exhibit 10.1
ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment”), dated as of October 1, 2014 (the “Effective Date”), is entered into by and among SOUTH HAMPTON RESOURCES, INC., a Texas corporation (“Assignor”), TEXAS OIL & CHEMICAL II, INC., a Texas corporation (“Assignee”), and BANK OF AMERICA, N.A., a national banking association (“Lender”).

A. Assignor, as borrower, and Lender are party to that certain Credit Agreement dated as of May 25, 2006 (as amended prior to the date hereof, the “Credit Agreement”).

B. Assignee desires to purchase and assume from Assignor all of Assignor’s rights and the Obligation as “Borrower” under, and as defined in, the Credit Agreement and the other Loan Documents (as defined therein), and Lender consents and agrees to the transactions contemplated by this Assignment.

C. In connection with the foregoing, Assignor desires to assign the Assigned Obligations (as defined below) to the Assignee, the Assignee desires to receive the Assigned Obligations from Assignor.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency are hereby acknowledged, the parties hereto agree as follows:

Section 1.                      Definitions.  Capitalized terms used but not defined in this Assignment shall have the meanings given them in the Credit Agreement.  As used in this Assignment:

“Assigned Obligations” means all rights, titles, interests, liens, security interests, privileges, claims, demands and equities assigned in Section 2.

“Credit Documents” shall mean the Notes, the Credit Agreement, and all other Loan Documents.

“Notes” shall have the meaning given to such term in Section 2.

Section 2.                      Assignment.  For the agreed consideration specified in Section 3 of this Assignment, upon the occurrence of the Effective Date, Assignor GRANTS, BARGAINS, SELLS, ASSIGNS, TRANSFERS AND CONVEYS, without recourse, warranty, or representation, whether express or implied, statutory or otherwise by Assignor, a 100.00% interest in and to the following:

(a) the Revolving Note dated as of October 17, 2008, executed by Assignor and made payable to Lender in the original principal amount of $25,000,000 (as modified, replaced, restated or substituted, the “Revolving Note”);

(b) Term Note dated as of September 19, 2007, executed by Assignor and made payable to Lender in the original principal amount of $10,000,000 (the “Term Note”);

(c) Term Note dated as of November 26, 2008, executed by Assignor and made payable to Lender in the original principal amount of $4,000,000 (the “Second Term Note”);

(d) Term Note dated as of July 10, 2014, executed by Assignor and made payable to Lender in the original principal amount face amount of $25,000,000.00 (the “Third Term Note” and together with the Revolving Note, the Term Note, and the Second Term Note, the “Notes”);

(e) the Credit Agreement; and

(f) all of Assignor’s obligations, rights, titles, interests, liens, security interests, privileges, claims, demands and equities existing and to be existing in connection with or as security for the payment and performance of the Notes, the Credit Agreement, the Security Documents and the other Credit Documents, and the indebtedness, obligations and liabilities evidenced thereby, including, without limitation, all such rights, titles, interests, liens, security interests, and privileges thereto, subject to such other releases as may have been executed prior to the date hereof; but expressly reserving to Assignor all rights and benefits accruing to it in connection with any indemnity and reimbursement obligations owed by Assignor under the Credit Documents.

TO HAVE AND TO HOLD the Assigned Obligations unto the Assignee, for the benefit of their successors and assigns, forever.

Section 3.                      Outstanding Amount.  The current principal balance of all obligations of Borrower to Assignor under the Notes and the other Loan Documents (such amounts being collectively referred to as the “Outstanding Amount”) is as follows:

(a) Revolving Principal Debt:                                                                                     $3,489,487.63

(b) Term Principal Debt:                                                                                              $5,700,000.00

(i) Term Loan Principal Debt                                                      $1,700,000.00

(ii) Second Term Loan Principal Debt:                                      $4,000,000.00

(iii) Third Term Loan Principal Debt:                                                      $0.00

Section 4.                      Guaranty.   Assignor hereby absolutely and unconditionally guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and all times thereafter, any and all existing and future indebtedness and liabilities of every kind, nature, and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary, of Assignor to Lender arising under the Credit Documents, including, the Obligation as defined in the Credit Agreement; provided, however, the liability of guarantor individually with respect to this guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law.  The Lender’s books and records showing the amount of the obligations under the Credit Documents shall be admissible in evidence in any action or proceeding, and shall be binding upon Assignor, and conclusive for the purpose of establishing the amount of the obligations secured under this guaranty.  This guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the obligations or any instrument or genuineness, validity, regularity or enforceability of the obligations or any instrument or agreement evidencing any obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefore, or by any fact or circumstance relating to the obligations secured thereunder which might otherwise constitute a defense to the obligations of Assignor under this guaranty, and Assignor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

Section 5.                      Representation and Warranties.

(a) Representations and Warranties of Assignor.  Assignor hereby represents and warrants to the Assignee that, prior to the consummation of the transactions contemplated by this Assignment, Assignor is the legal and beneficial owners of the Assigned Obligations and it has full power and authority, and has taken all action necessary, to executed and deliver this Assignment.

(b) Representations and Warranties of Assignee.  Assignee represents and warrants to Assignor as follows:

(i) Organization.  Assignee has full power, legal capacity and authority to execute and deliver and perform its obligations under this Assignment.

(ii) Binding Obligations.  This Assignment constitutes valid and binding obligations of Assignee, enforceable against Assignee in accordance with its terms, except insofar as enforcement of such terms may be limited by any bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership or other similar laws or judicial decisions of general application relating to or affecting the enforcement of creditors’ rights, and by general equitable principles (whether considered in a proceeding at law or in equity).

(iii) Independent Information.  Assignee has made its own investigation and credit determination, without reliance upon Assignor, including any representation or warranty as to the existence, validity and priority of liens granted under, or enforceability of, the Credit Documents, or with respect to Assignor and the transactions contemplated by this Assignment.

(c) Representations and Warranties of Assignor.

(i) Organization.  Assignor has full power, legal capacity and authority to execute and deliver and perform its obligations under this Assignment.

(ii) Binding Obligations.  This Assignment constitutes a valid and binding obligation of Assignor, enforceable against Assignor in accordance with its terms, except insofar as enforcement of such terms may be limited by any bankruptcy, insolvency, reorganization, fraudulent conveyance, receivership or other similar laws or judicial decisions of general application relating to or affecting the enforcement of creditors’ rights, and by general equitable principles (whether considered in a proceeding at law or in equity).

Section 6.                      Further Assurances.  Assignor and Assignee will promptly, upon reasonable request and at the sole expense of Assignee, execute and deliver all such other documents, assignments, or instruments and take such other actions as may be reasonably necessary to fully effectuate the intent and provisions of this Assignment.

Section 7.                      Release by Assignor.  To induce Lender to consent to this Assignment and the transactions contemplated hereby, Assignor hereby (a) represents and warrants that as of the date of this Assignment there are no claims or offsets against or defenses or counterclaims to its obligations under the Credit Documents, and waives any and all such claims, offsets, defenses, or counterclaims, whether known or unknown, arising prior to Effective Date, (b) as of the Effective Date, releases and forever discharges the Released Persons (as defined below) from any and all Released Claims (as defined below), and (c) as of the Effective Date, covenants not to assert (and not to assist or enable any other Person to assert) any Released Claim against any Released Person. Assignor acknowledges and agree that such release is a general release of any and all Released

Claims and that it constitutes a full and complete satisfaction for all or any alleged injuries or damages arising out of or in connection with the Released Claims, all of which are herein compromised and settled.

“Released Claims” means (a) any and all actions, causes of action, judgments, executions, suits, debts, claims, demands, controversies, liabilities, obligations, damages and expenses of any and every character (whether known or unknown, liquidated or unliquidated, absolute or contingent, acknowledged or disputed, direct or indirect), at law or in equity, of whatsoever kind or nature (including claims of usury), for or because of any matter or things done, omitted or suffered to be done by any of the Released Persons prior to and including the date hereof that in any way directly or indirectly arise out of or in any way are connected to any of the Credit Documents or any default or event of default thereunder, and (b) any action, event, occurrence, or omission otherwise related to the rights, duties, obligations and relationships among Assignor, Lender or any Company as the same relate to the Credit Documents.  “Released Persons” means Lender together with its employees, agents, attorneys, officers, shareholders, and directors, and their respective successors and assigns.

Section 8.                      Miscellaneous.

(a) Entire Agreement.  THIS ASSIGNMENT, TOGETHER WITH THE CREDIT DOCUMENTS REFERENCED HEREIN, EMBODY THE ENTIRE AGREEMENT AMONG ASSIGNOR, ASSIGNEE AND LENDER AND SUPERSEDES ALL PRIOR AGREEMENTS, UNDERSTANDINGS, REPRESENTATIONS OR WARRANTIES, WHETHER ORAL OR WRITTEN, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF, AND MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED JOINTLY BY EACH OF THE PARTIES HERETO.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(b) Annexes.  The annexes are hereby incorporated into this Assignment by reference and constitute a part of this Assignment.

(c) Successors and Assigns.  This Assignment shall be binding upon the parties hereto and their respective successors and assigns.

(d) Invalidity.  In the event that any one or more of the provisions contained herein shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof.

(e) Arbitration.  Upon demand of any party to this Assignment, any dispute shall be resolved by binding arbitration as provided for in Section 13.9 of the Credit Agreement.

(f) Counterparts.  This Assignment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document.  All counterparts must be construed together to constitute one and the same instrument.  This Assignment (or any counterpart hereof) may be transmitted and signed by facsimile or portable document format (PDF), shall have the same effect as a manually-signed original, and shall be binding on Assignee, Assignor, and Borrower.

Section 9.                      Governing Law.  THIS ASSIGNMENT MUST BE CONSTRUED, AND ITS PERFORMANCE ENFORCED, UNDER TEXAS LAW WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

[Signatures are on the following pages.]

Executed as of the date first set forth above.

ASSIGNOR:

SOUTH HAMPTON RESOURCES, INC.

By:    /s/ Simon Upfill-Brown
Name: Simon Upfill-Brown
Title:   President

ASSIGNEE:

TEXAS OIL & CHEMICAL CO. II, INC.

By:       /s/ Nick Carter
Nick Carter
President

LENDER:

BANK OF AMERICA, N.A.,
a national banking association

By:            /s/ Adam Rose
Adam Rose
Senior Vice President